Exhibit 99.2

POST OFFICE BOX 787 LEBANON, TENNESSEE 37088-0787

Investor Contact:	Barbara A. Gould
(615) 235-4124

Media Contact:	Julie K. Davis
(615) 443-9266

CRACKER BARREL OLD COUNTRY STORE, INC. DECLARES QUARTERLY DIVIDEND

LEBANON, Tenn. – September 14, 2009 – Cracker Barrel Old Country Store, Inc. (Nasdaq: CBRL) today announced that the Board of Directors has declared a regular dividend to common shareholders of $0.20 per share, payable on November 5, 2009 to shareholders of record on October 16, 2009.

Headquartered in Lebanon, Tennessee, Cracker Barrel Old Country Store, Inc. presently operates 590 Cracker Barrel Old Country Store® restaurants and gift shops located in 41 states.
CBRL-F
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